EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Registration Statements listed below of MGIC Investment Corporation of our report dated January 7, 1998 appearing on page 23 of the 1997 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in this Form 10-K.


             1.   Registration Statement on Form S-8 (Registration No. 33-
                  42120)

             2.   Registration Statement on Form S-8 (Registration No. 33-
                  43543)



        PRICE WATERHOUSE LLP


        Milwaukee, Wisconsin
        March 25, 1998